LORAL SPACE & COMMUNICATIONS INC.
888 Seventh Avenue
New York, NY 10106

August 5, 2014

Highland Capital Management, L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Mr. James Dondero

Re: Your Letter of August 4, 2014

Dear Mr. Dondero:

We confirm receipt of your letter dated August 4, 2014 which has been distributed to the entire Loral Board of Directors (the “Board”). The Board has reviewed your letter and asked me to respond.

The Board is being advised by independent counsel and financial advisors and is well aware of its fiduciary duties to all of Loral’s stockholders, including the need, where appropriate, for a committee of independent directors. You can rest assured that all stockholders of Loral will receive the same per share consideration from the current process, if consummated.

The Board has generated substantial value for all of Loral’s stockholders to date (including an over 50% pre-tax internal rate of return over the last five years) and will continue to work to maximize stockholder value in the future.

Sincerely,

LORAL SPACE & COMMUNICATIONS INC.

By:/s/ Avi Katz Name:Avi Katz Title:President
cc:	Maurice M. Lefkort, Esq., Willkie Farr & Gallagher LLP